Exhibit 10.2

Employment Contract

This contract of employment is entered into between HongKong Takung Assets and Equity of Artworks Exchange Co., Ltd. (hereinafter referred to as "Employer") and Mr CHOW, Chun Hin Leslie (hereinafter referred to as "Employee") on February 22, 2016 under the terms and conditions of employment below:

1.	Commencement of Employment	Effective from February 22, 2016

2.	Probation Period	1 month (Employer can request an extension of the probation period if working performance within probation period is considered as unsatisfactory).

3.	Position	Chief Financial Officer

4.	Place of Work	Office: Room 03-04, 20/F, Hutchison House, 10
Harcourt Road, Central, Hong Kong.

The Employee will be required to report duty and to perform his/her work at the Office or at such other places or locations to be designated to the Employee from time to time or as the circumstances may require.

5.	Normal Working Hours

5 days per week, 8 hours per day from 8:30 am to 5:30 pm

The Employee is required to work at such times and for such periods as the efficient and conscientious discharge of his/her duties requires. If it finds necessary due to bank clearing or event happen beyond the Employer's control, the Employee is required to work overtime. Unless otherwise approved by the Employer, there will not be any additional payment or allowance for overtime work.

The Employer reserves the right to alter the Employee's working hours and rest days if it finds necessary. The Employee understands and agrees to such arrangement.

6.	Meal Break working	From 12:00 pm to 1:00 pm Meal break is not counted as hour and is without pay.

7.	Rest Days	Saturdays and Sunday

8.	Salary	HK$45,000 per month

9.	Double pay	You are entitled to participate in the Company year end double pay scheme. The double pay period shall be 1st January to 31st December every year. If this is your first year of employment, your double pay entitlement will be calculated on a pro-rata basis on the number of days between the Commencement Date to 31st December; otherwise it will be calculated as per the aforementioned full calendar year double pay period.

10.	Holidays	The Employee is entitled to statutory holidays with pay.

11.	Annual Leave	The Employee is entitled to 20 days of paid annual leave at such time to be agreed with the Employer.

12.	Sickness Allowance	The Employee is entitled to sickness allowance according to the provisions of the Employment Ordinance.

13.	Termination of Employment Contract

a. During the probation period, either party may give to the other seven (7) days' notice in writing or seven (7) days' salary in lieu thereof to terminate the employment.

b. After probation, either party may give to the other one (1) month's notice in writing or one (1) month's' salary in lieu thereof to terminate the employment. After service of such notice of termination, no annual leave may be taken by the Employee before the actual date of termination of the employment.

14.	Confidentiality	The Employee shall not at any time whether during employment or at any time thereafter except so far as is necessary and proper in the ordinary course of employment make public or disclose to any person any information as to the Employer's practice business dealings affairs or other information which may come to his/her knowledge in the course of his/her employment.

15.	Work Arrangements during Typhoon

The Employee is not required to work when typhoon signal no.8 or above is hoisted and no salary will be deducted during the period. The Employee is required to resume duty if the typhoon signal no.8 is lowered before 4:00pm. The Employee is required to return to work within 2 hours after cancellation of typhoon signal no.8.

16.	Rainstorm Warning

The Employee is not required to work when black rainstorm warning is hoisted and no salary will be deducted during the period. The Employee is required to resume duty if the black rainstorm warning is cancelled before 4:00pm. The Employee is required to return to work within 2 hours after cancellation of black rainstorm warning.

17.	Others

The Employee is entitled to all other rights, benefits or protection under the Employment Ordinance, the Minimum Wage Ordinance, the Mandatory Provident Fund Schemes Ordinance, the Employees’ Compensation Ordinance and any other relevant Ordinances.

The Employer and the Employee hereby declare that they understand thoroughly the above provisions and agree to sign to abide by such provisions. They shall each retain a copy of this contract for future reference. If there is any inconsistency or conflict between Chinese and English version, the Chinese version shall prevail.

The Employee understands that he/she is entitled to seek independent legal advice before signing this contract.

Signature of Employee	Signature of Employer or Employer's Representative

Name in full : CHOW, Chun Hin Leslie HK I.D. No : Z347865(4) Date : Feb 22, 2016	Name in full : XIAO, Di Position held : CEO Date : Feb 22, 2016

Chop of the Company